Exhibit 2.5


                    WARRANTHOLDERS RIGHTS AGREEMENT


     WARRANTHOLDERS RIGHTS AGREEMENT (the "Agreement") dated as of February 25, 1998 among WLR Foods, Inc., a Virginia corporation (together with its successors, "WLR"), and the other parties named on the signature pages hereto (such other parties and such other warrantholders of WLR as may, from time to time, become parties to this Agreement in accordance with the provisions hereof, the "Warrantholders"; any holder of Conversion Shares (as defined herein) and such other stockholders of WLR as may, from time to time, become parties to this Agreement in accordance with the provisions hereof, the "Stockholders").

     WHEREAS, on the date hereof, the Warrantholders purchased and are the beneficial owners of the Warrants (as defined herein) to purchase an aggregate of 889,898 shares of Common Stock; and

     WHEREAS, WLR wishes to provide to the Warrantholders and the holders of the Conversion Shares the rights described herein;

     NOW THEREFORE the parties hereto agree as follows:


                               ARTICLE 1

                              DEFINITIONS

     SECTION 1.01. Definitions. Unless otherwise defined herein, the following terms used in this Agreement shall have the meanings specified below.

     "Affiliate" means, with respect to any Person, any of (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person) and
(iii) any other Person that, directly or indirectly, through one or more intermediaries controls, or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies
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of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.
     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Business Day" means for all purposes any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and London, England are open for the conduct of their commercial banking business.

     "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Common Stock" means the Class A Common Stock, no par value, of WLR.

     "Conversion Shares" means (i) any shares of Common Stock or other securities issued upon the exercise of any Warrants and (ii) any securities issued with respect to any of such shares or other securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that any of such securities shall cease to be Conversion Shares when such securities shall have (x) been disposed of pursuant to a Public Sale or (y) ceased to be outstanding.

     "Credit Agreement" means the Revolving Credit Agreement and the Term Loan Agreement, each dated as of February 25, 1998, among WLR, Wampler Foods, Inc., Cassco Ice & Cold Storage, Inc., Wampler Supply Company, Inc., Valley Rail Service, Inc., the Lenders and First Union, as Agent, as amended from time to time.

     "Dispute" means any dispute, claim or controversy arising out of, connected with or relating to this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor Federal statute.

     "Initiating Holders" has the meaning set forth in Section 3.01
(a) hereof.

     "Inspector" has the meaning set forth in Section 3.03(a)(xi)
hereof.
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     "Lenders" means, collectively, the Term Lenders and the Lenders, in each case as defined in the Credit Agreement.

     "Note Purchase Agreement" means the Note Purchase Agreement dated as of February 25, 1998 by and among WLR and the Purchasers.

     "Other Shares" means shares of Common Stock other than Conversion
Shares.

     "Permitted Transferee" has the meaning set forth in Section 2.03 hereof.

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any governmental agency or political subdivision thereof.

     "Public Sale" means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any successor provision then in effect) adopted under the Securities Act.

     "Purchasers" means the parties listed on Exhibit A attached hereto.

     "Records" has the meaning set forth in Section 3.03(a)(xi) hereof.

     "Registrable Securities" means any Conversion Shares until the date (if any) on which (i) such Conversion Shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by WLR and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (ii) such Conversion Shares may be sold pursuant to Rule 144(k) under the Securities Act.

     "Registration Expenses" means all expenses incident to WLR s performance of or compliance with Sections 3.01 through 3.05 hereof, including (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) all messenger and delivery expenses, (v) the fees and disbursements of counsel for WLR and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or
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incident to such performance and compliance, (vi) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if WLR desires such insurance and (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but not including underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by WLR, such expenses shall not include (i) salaries of WLR personnel or general overhead expenses of WLR, (ii) auditing fees, (iii) premiums or other expenses relating to liability insurance required by underwriters of WLR or
(iv) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by WLR in the ordinary course of its business or would have been incurred by WLR had no public offering taken place.

     "Regulation Y Holder" means any Warrant Securityholder that is a bank holding company within the meaning of the BHC Act, or a subsidiary thereof subject to Regulation Y under the BHC Act.

     "Regulatory Change" means, with respect to any Regulation Y Holder, (i) any change on or after the date hereof in United States federal or state or foreign laws or regulations (including the BHC Act and Regulation Y thereunder); (ii) the adoption on or after the date hereof of any interpretation or ruling applying to such Regulation Y Holder, individually or as a member of a class, under any United States federal or state or foreign laws or regulations by any court or governmental or regulatory authority charged with the interpretation or administration thereof; or (iii) the modification on or after the date hereof of any agreement or commitment with any such governmental or regulatory authority that is applicable to or binding upon such Regulation Y Holder.

     "Restricted Securities" means the Warrants, the Conversion Shares and any securities obtained upon exchange for or upon conversion or transfer of or as a distribution on the Warrants, the Conversion Shares or any such securities; provided that particular securities shall cease to be Restricted Securities when such securities shall have (x) been disposed of pursuant to a Public Sale, (y) been otherwise transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by WLR and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (z) ceased to be outstanding. Whenever any particular outstanding securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the issuer thereof or its transfer agent, without expense (other than
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transfer taxes, if any), new securities of like tenor not bearing a legend of the character set forth in Section 2.02.

     "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "Stockholder" has the meaning set forth in the introductory paragraph.

     "Warrant Securityholder" means at any time any Warrantholder or any holder of Conversion Shares.

     "Warrantholders" has the meaning set forth in the introductory paragraph.

     "Warrants" means the Warrant or Warrants originally issued to First Union, as such Warrants may be transferred or otherwise assigned, but only to the extent not theretofore exercised, redeemed or expired in accordance with their respective terms.

     All references herein to "days" shall mean calendar days unless otherwise specified.


                               ARTICLE 2

        TRANSFER OF SHARES; PAYMENTS TO WARRANT SECURITYHOLDERS

     SECTION 2.01. General. Except as otherwise provided in this Agreement or by law, each Stockholder may transfer its shares of Common Stock at any time to any Person.

     SECTION 2.02.  Restrictions on Transfer; Legend on Certificates.
(a) Except as otherwise provided in this Agreement, Restricted Securities shall not be transferable except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 (or any successor provisions) under the Securities Act or (iii) pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act.

          (b) Unless otherwise expressly provided herein, each certificate for Restricted Securities and each certificate issued in exchange for or upon transfer of any thereof shall be stamped or otherwise imprinted with a legend in substantially the following form:
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          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AND THE HOLDER OF SUCH SECURITIES HAS THE BENEFIT OF A WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF FEBRUARY 25, 1998 AMONG WLR FOODS, INC. AND THE STOCKHOLDERS AND WARRANTHOLDERS PARTIES THERETO, COPIES OF WHICH ARE ON FILE WITH WLR FOODS, INC."

          (c) Any other provision of this Agreement to the contrary notwithstanding, no transfer of any Restricted Securities other than pursuant to a Public Sale may be made to any Person unless such Person shall have agreed in writing that such Person, as a holder of Restricted Securities, and the Restricted Securities it acquires shall be bound by and be entitled to the benefits of all the provisions of this Agreement applicable to such Restricted Securities (and upon such agreement such Person shall be entitled to such benefits). Any purported transfer of Restricted Securities without compliance with the applicable provisions of this Agreement shall be void and of no effect, and the purported transferee shall have no rights as a Warrantholder or Stockholder (as applicable) or under this Agreement. In the event of such non-complying transfer, WLR shall not transfer any such Restricted Securities on its books or recognize the purported transferee as a Stockholder or Warrantholder, as the case may be, for any purpose, until all applicable provisions of this Agreement have been complied with.

     SECTION 2.03. Permitted Transfers. The restrictions on transfer provided in Section 2.02(a) shall not be applicable to (i) any transfer in compliance with federal and all applicable state securities laws to an Affiliate of the holder of Restricted Securities, from an Affiliate of such holder to such holder or between Affiliates of such holder (provided that if any such Affiliate to whom shares of Restricted Securities have been transferred by a holder thereof ceases to be an Affiliate of such holder of Restricted Securities, such Restricted Securities shall immediately be transferred back to the transferor thereof) or (ii) any transfer to a Lender or a Purchaser (any transferee referred to in (i) or (ii) above being referred to herein as a "Permitted Transferee"); provided that no such transfer shall be made to any Permitted Transferee unless such Permitted Transferee shall have agreed in writing that such Permitted Transferee, as a Stockholder or Warrantholder (as the case may be), and the shares of Common Stock or Warrants it acquires, shall be bound by and be entitled to the benefits of all the provisions of this Agreement applicable to Common Stock or Warrants (as the case may be), and upon such agreement such Permitted Transferee shall be entitled to such benefits.
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

     SECTION 2.04. Restrictions on Transfer by Regulation Y Holders. No Regulation Y Holder may transfer any Warrant or any Conversion Shares; provided that such Regulation Y Holder may transfer such Warrant or Conversion Shares (i) to WLR, (ii) to the public in an offering registered under the Securities Act, (iii) in a transaction pursuant to Rule 144 (or any successor provisions) under the Securities Act or otherwise exempt from the registration requirements of the Securities Act in which no single purchaser receives an interest (treating any such Warrant as exercised) equivalent to more than two percent of the outstanding Common Stock; (iv) in a single transaction to a third party who acquires at least a majority of the Common Stock without regard to the transfer of such Warrant or Conversion Shares or (v) to a Lender. In the event of a Regulatory Change, the effect of which is to permit such Regulation Y Holder to transfer such Warrant or Conversion Shares in any other manner, the foregoing proviso shall be deemed modified to permit a transfer of such Warrant or Conversion Shares in such other manner.

     SECTION 2.05. No Inconsistent Agreements. WLR has not entered into and will not enter into any registration rights agreement or similar arrangements the performance by WLR of the terms of which would in any manner conflict with, restrict or be inconsistent with the performance by WLR of its obligations under this Agreement. Without the prior written consent of the Warrantholders, WLR will not take or permit to be taken any action that would establish a par value per share of Common Stock in excess of $.01.


                               ARTICLE 3

                          REGISTRATION RIGHTS

     SECTION 3.01.  Registration on Request.

          (a) At any time on and after September 1, 1998 or from time to time thereafter, upon the written request of the holder or holders of two-thirds of all outstanding Conversion Shares and Warrants held by either the Lenders (including any transferee(s) thereof) or the Purchasers (including any transferee(s) thereof) (such majority determined, for purposes of this Section 3.01, by calculating the number of Conversion Shares for which such Warrants are then exercisable) (the "Initiating Holders"), requesting that WLR effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, WLR will promptly give written notice of such requested registration to all holders of Warrants and
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

Registrable Securities, and thereupon WLR will use its best efforts to effect the registration under the Securities Act of:

               (i) the Registrable Securities which WLR has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

               (ii) all other Registrable Securities the holders of which shall have made a written request to WLR for registration thereof within 30 days after the giving of such written notice by WLR (which request shall specify the intended method of disposition of such Registrable Securities); and

               (iii) all shares of Common Stock which WLR may elect to register in connection with the offering of Registrable Securities pursuant to this Section 3.01, whether for its own account or for the account of a holder of Common Stock, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional shares of Common Stock, if any, to be so registered; provided, however, that the Lenders (including any transferee(s) thereof) and the Purchasers (including any transferee(s) thereof) shall each be entitled to request not more than two registrations pursuant to this Section 3.01.

          (b) Registrations under this Section 3.01 shall be on such appropriate registration form of the Commission (i) as shall be selected by WLR and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. WLR agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

          (c) If any of the Initiating Holders request that WLR register that Holder's Registrable Securities pursuant to an underwritten offering, the underwriting discounts and commissions and transfer taxes, if any, and the underwriter's expenses (including counsel's fees) and out of pocket charges (collectively, the "Initiating Shareholders Underwriting Expenses") shall be borne on a pro rata basis by the Initiating Holders which request WLR to register their Registrable Securities pursuant to the underwritten offering and any other person whose securities are included in such underwritten offering, and the Initiating Shareholders Underwriting Expenses will not constitute Registration Expenses for purposes of this Section
3.01. If the Initiating Shareholders which request WLR to make an underwritten offering agree to bear the Initiating Shareholders Underwriting Expenses in accordance with the foregoing, WLR will
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

register those Initiating Shareholders' Registrable Shares pursuant to an underwritten offering.

          (d) WLR will pay all Registration Expenses in connection with any registration requested pursuant to this Section 3.01, provided that, in addition, WLR shall pay all Registration Expenses in connection with any registration upon request pursuant to which less than 50% of the Registrable Shares requested to be registered by such Initiating Holders are registered, but no such registration shall be counted as a requested registration for purposes of this Section 3.01. The Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any allocable to the Registrable Shares requested to be registered by the participating Holders) in connection with each other registration requested under this Section 3.01 shall be paid for by the participating Holders requesting to join such registration.

          (e) A registration requested pursuant to this Section 3.01 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after WLR has filed a registration statement with respect thereto solely by reason of the refusal to proceed by any Holder taking part therein (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to WLR) shall be deemed to have been effected by WLR at the request of the Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of some act or omission by any Warrantholder or Warrant Securityholder, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by any Warrantholder or Warrant Securityholder.

          (f)  If a requested registration pursuant to this Section
3.01 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by WLR with the approval of the holders of at least a majority (by a number of shares) of the Registrable Securities as to which underwritten registration has been requested.

          (g)  If a requested registration pursuant to this Section
3.01 involves an underwritten offering, and the managing underwriter shall advise WLR (with a copy of any such notice to each holder of Registrable Securities requesting an underwritten registration) that,
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

in its opinion, the number of securities requested to be included in such registration (including securities proposed to be sold for the account of WLR and any shareholder of WLR) exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holders, WLR will reduce pro rata among the holders of such securities (other than the holders of the Registrable Securities as to which the underwritten registration has been requested) and the holders of Other Shares requested to be included in such registration the number of securities to be so included to the number which, when added to the Registrable Securities as to which registration has been requested, is equal to the number which WLR is so advised can be sold in such offering.

     SECTION 3.02. Incidental Registration. (a) If WLR at any time proposes to register any of its securities under the Securities Act (other than (x) by a registration on Form S-4 or S-8 or any successor or similar forms or (y) pursuant to Section 3.01) whether for its own account or for the account of the holder or holders of any Other Shares, it will each such time give prompt written notice to all Warrant Securityholders of its intention to do so and of such holders' rights under this Section 3.02. Upon the written request of any such holder made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), WLR will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which WLR has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which WLR proposes to register; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, WLR shall determine for any reason either not to register or to delay registration of such securities, WLR may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Warrant Securityholder or Warrant Securityholders entitled to do so to request that such registration be effected as a registration under Section 3.01, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the
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delay in registering such other securities.  No registration effected under this Section 3.02 shall relieve WLR of its obligation to effect any registration upon request under Section 3.01, nor shall any such registration hereunder be deemed to have been effected pursuant to
Section 3.01. WLR will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this
Section 3.02.

          (b) If WLR at any time proposes to register any of its securities under the Securities Act as contemplated by Section 3.02 and such securities are to be distributed by or through one or more underwriters, WLR will, if requested by any holder of Registrable Securities as provided in this Section 3.02, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform WLR and holders of the Registrable Securities requesting such registration and all holders of any Other Shares requesting such registration by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities and such Other Shares proposed so to be registered which may be distributed without such effect), then WLR may, upon written notice to all holders of such Registrable Securities and holders of such Other Shares, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and Other Shares the registration of which shall have been requested by each holder thereof so that the resultant aggregate number of such Registrable Securities and Other Shares so included in such registration, together with the number of securities to be included in such registration for the account of WLR, shall be equal to the number of shares stated in such managing underwriter's letter.

     SECTION 3.03. Registration Procedures. (a) If and whenever WLR is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.01 and 3.02, WLR shall, as expeditiously as possible:

               (i) prepare and (within 75 days after the end of the period within which requests for registration may be given to WLR or in any event as soon thereafter as possible; provided that, in the case of a registration pursuant to Section 3.01, such filing to be made within 75 days after the initial request of an Initiating Holder of Registrable Securities or in any event as soon thereafter as
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possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act) and thereafter use its best efforts to cause such registration statement to become and remain effective; provided that WLR may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided further that before filing such registration statement or any amendments thereto, WLR will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (x) in the case of a registration pursuant to Section 3.01, the expiration of 180 days after such registration statement becomes effective, or (y) in the case of a registration pursuant to Section 3.02, the expiration of 120 days after such registration statement becomes effective;

               (iii) furnish to each seller of Registrable
Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

               (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under blue sky or similar laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that WLR shall not for any
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

such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

               (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, if any, of

                    (A) an opinion of counsel for WLR, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                    (B) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified WLR s financial statements included in such registration statement; provided that no comfort letter shall be required to be delivered if such comfort letter is not, at such time, customarily delivered to shareholders registering securities under the Securities Act, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants letters delivered to the underwriters in underwritten public offerings of securities;

               (vi) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                    (A)  when the registration statement, the
prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                    (B)  of any request by the Commission for
amendments or supplements to the registration statement or the prospectus or for additional information;

                    (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose; and

                    (D) of the receipt by WLR of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

               (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon WLR's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

               (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act;

               (xi) make available for inspection by a representative of the holders of Registrable Securities participating in the offering, any underwriter participating in any disposition pursuant to the registration and any attorney or accountant retained by such selling holders or underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of WLR (the "Records"), and cause WLR's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration;

               (xii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such Registration Statement;
               (xiii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Common Stock is then listed; and

               (xiv) use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration.

WLR may require each seller of Registrable Securities as to which any registration is being effected to furnish WLR such information regarding such seller and the distribution of such securities as WLR may from time to time reasonably request in writing for purposes of preparing the relevant registration statement and amendments and supplements thereto.

          (b) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from WLR of the occurrence of any event of the kind described in subdivision (viii) of Section 3.03(a). such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of Section 3.03(a). In the event WLR shall give any such notice, the periods specified in subdivision (ii) of Section 3.03(a) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of Section 3.03(a).

          (c) If any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of WLR, then such holder shall have the right to require, in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

     SECTION 3.04. Underwritten Offerings. (a) If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.01, WLR will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to WLR, each such holder and the underwriters, and to contain such representations and warranties by WLR and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in
Section 3.05. The holders of the Registrable Securities will cooperate with WLR in the negotiation of the underwriting agreement.

          (b) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of WLR, during the ten days prior to and the 90 days after the effective date of any underwritten registration pursuant to Section
3.01 or 3.02 has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration, and except as otherwise permitted by the managing underwriter of such underwriting (if any). Each holder of Registrable Securities agrees that WLR may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 3.04(b).

          (c) WLR agrees (x) not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten days prior to and the 90 days after the effective date of any registration pursuant to Section 3.01 or 3.02 has become effective, except (i) as part of such registration, (ii) pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto or (iii) as otherwise permitted by the managing underwriter of such offering (if any), and (y) to use all reasonable efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from WLR at any time after the date of this Agreement (other than in a public offering) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period except as part of such underwritten registration.

          (d) Each holder of Registrable Securities agrees not to sell, make any short sell of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its Registrable Securities for a period of time, not to exceed 90 days in the aggregate, after the effective date of any underwritten registration of shares of Common Stock, if such holdback shall be required by the managing underwriter of such underwritten registration (if any), except (i) as part of such registration, (ii) pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto or (iii) as otherwise permitted by the managing underwriter of such registration (if any).

          (e) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Person or a majority of the Persons entitled to approve such arrangements and
(ii) completes and executes all agreements, questionnaires, indemnities and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

     SECTION 3.05. Indemnification. (a) WLR agrees to indemnify and hold harmless each holder of Registrable Securities whose Registrable Securities are covered by any registration statement, its directors and officers and each other Person, if any, who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and WLR will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that WLR shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to WLR by or on behalf of such holder specifically for use in the preparation thereof. In addition, WLR shall indemnify any underwriter of such offering and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act in substantially the same manner and to substantially the same extent as the indemnity herein provided to each Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

          (b) Each prospective seller of Registrable Securities hereunder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 3.05) WLR, each director of WLR, each officer of WLR and each other person, if any, who controls WLR within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereof, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to WLR by or on behalf of such seller specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of WLR or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. The amount payable by any prospective seller of Registrable Securities with respect to the indemnification set forth in this subsection (b) in connection with any offering of securities will not exceed the amount of net proceeds received by such prospective seller pursuant to such offering.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.05, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.05, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

          (d) If the indemnification provided for in the preceding subdivisions of this Section 3.05 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by WLR on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of WLR on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by WLR on the one hand and the holder or underwriter, as the case may be, on the other in connection, with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by WLR from the initial sale of the Registrable Securities by WLR to the purchaser bear to the gain realized by the selling holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of WLR on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by WLR, by the holder or by the underwriter and parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the proviso contained in the first sentence of subdivision (a) of this Section 3.05, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions
(a) or (b) of this Section 3.05 had been available under the circumstances.

     WLR and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision
(d) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph and subdivision (c) of this Section 3.05. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subdivision (d), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section II(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 3.06. Rule 144. WLR will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, WLR will deliver to such holder a written statement as to whether it has complied with such requirements.

                               ARTICLE 4

                             MISCELLANEOUS

     SECTION 4.01   Notices.

     (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to WLR:                    WLR Foods, Inc.
                              800 Co-op Drive
                              Timberville, Virginia 22853
                              Attention: Robert Ritter, CFO
                              Telephone No.: (540) 896-7001
                              Telecopy No.: (540) 896-0498

                              Or, if sent by mail:

                              WLR Foods, Inc.
                              P.O. Box 7000
                              Broadway, Virginia 22815
                              Attention: Robert Ritter, CFO

If to First Union:            First Union National Bank
                              301 College Street, DC-5
                              NC 0737
                              Charlotte, NC 28288-0737
                              Attention:  Julie Bouhuys, SVP
                              Telephone No.: (704) 383-0349
                              Telecopy No.: (704) 374-3300; and

                              First Union National Bank
                              201 South Jefferson Street
                              Roanoke, Virginia 24011
                              Attention: George Calfo
                              Telephone No.: (540) 563-7769
                              Telecopy No.: (540) 561-5262

If to CoreStates:             CoreStates Bank, N.A.
                              FC 1-8-3-8
                              1345 Chestnut Street
                              Philadelphia, Pennsylvania 19102
                              Attention: John D. Brady
                              Telephone No.: (215) 786-2160
                              Telecopy No.: (215) 973-6745


If to Harris:                 Harris Trust and Savings Bank
                              111 West Monroe
                              Chicago, Illinois 60690
                              Attention: Agribusiness Division
                              Telephone No.: (312) 461-3795
                              Telecopy No.: (312) 765-8095

If to Crestar:                Crestar Bank
                              510 South Jefferson Street
                              Roanoke, Virginia 24011
                              Attention: George Coleman, Jr.
                              Telephone No.: (540) 982-3285
                              Telecopy No.: (540) 982-3056

If to a Purchaser:            At such Purchaser's respective
                              address as set forth on Exhibit A
                              attached hereto.

     SECTION 4.02. Expenses. WLR will pay all out-of -pocket expenses of the Warrantholders in connection with: (i) the preparation, execution and delivery of this Agreement and the Warrants whenever the same shall be executed and delivered, including all out-of-pocket due diligence expenses, taxes and reasonable fees and disbursements of counsel for the Warrantholders; and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Warrantholders relating to this Agreement or any of the Warrants, including reasonable fees and disbursements of counsel for the Warrantholders, and taxes imposed in connection therewith.

     SECTION 4.03. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

     SECTION 4.04. Consent to Jurisdiction. WLR hereby irrevocably consents to the personal jurisdiction of the United States District

Court for the Southern District of New York and the Supreme Court of the State of New York, County of New York in any action, claim or other proceeding arising out of any dispute in connection with this Agreement and the Warrants, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. WLR hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by any Warrantholder in connection with this Agreement or the Warrants, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 4.01. Nothing in this Section 4.04 shall affect the right of any Warrantholder to serve legal process in any other manner permitted by Applicable Law (as defined in the Credit Agreement) or affect the right of any Warrantholders to bring any action or proceeding against WLR or its properties in the courts of any other jurisdictions.

     SECTION 4.05.  Waiver of Jury Trial; Waiver of Punitive Damages.

     (a) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH WARRANTHOLDER AND WLR HEREBY IRREVOCABLY WAIVE THEIR
RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF, OR ANY DISPUTE IN CONNECTION WITH, THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE
PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (b) Waiver of Punitive Damages. WLR and the Warrantholders agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     SECTION 4.06. Injunctive Relief. WLR recognizes that, in the event WLR fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Warrantholders. Therefore, WLR agrees that the Warrantholders, at the Warrantholders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 4.07. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of WLR and the Warrantholders, and their respective successors and assigns (including the holders of any Conversion Shares), except that WLR shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Warrantholder.

     SECTION 4.08. Amendments, Waivers and Consents. Any term, agreement or condition of this Agreement may be amended or waived by the Warrantholders, and any consent given by the Warrantholders, if, but only if, such amendment, waiver or consent is in writing signed by each Warrantholder and, in the case of an amendment, signed by WLR.

     SECTION 4.09. Performance of Duties. WLR's obligations under this Agreement shall be performed by WLR at its sole cost and expense.

     SECTION 4.10. Indemnification. WLR agrees to reimburse the Warrantholders for all reasonable costs and expenses, including all counsel, appraisal, or other expert or consultant fees and disbursements incurred, and to indemnify and hold the Warrantholders harmless from and against all losses suffered by the Warrantholders in connection with (i) the exercise by the Warrantholders of any right or remedy granted to them under this Agreement and (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement; provided that WLR shall not be obligated to reimburse any Warrantholder for costs and expenses, or indemnify any Warrantholder for any loss, resulting from the gross negligence or willful misconduct of such Warrantholder.

     SECTION 4.11. Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Warrantholders are entitled under the provisions of this Article 4 and any other provision of this Agreement shall continue in full force and effect and shall protect the Warrantholders against events arising after such termination as well as before.

     SECTION 4.12.  Titles and Captions.  Titles and captions of
Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 4.13. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 4.14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

                              WLR FOODS, INC.

                              By:__/S/ Robert T. Ritter__
                              Name: Robert T. Ritter
                              Title:Vice President


                              FIRST UNION NATIONAL BANK

                              By:__/S/ Julie Bouhuys__
                              Name: Julie Bouhuys
                              Title:Senior Vice President


                              CORESTATES BANK, N.A.

                              By:__/S/ Carol A. Williams__
                                   Carol A. Williams, Senior Vice
                                   President


                              HARRIS TRUST AND SAVINGS BANK

                              By:__/S/ Carl A. Blackham__
                                   Carl A. Blackham, Vice
                                   President


                              CRESTAR BANK

                              By:__/S/ George W. Coleman, Jr.__
                                   George W. Coleman, Jr., Senior
                                   Vice President

                              NATIONWIDE LIFE INSURANCE COMPANY

                              By:__/S/ James W. Purden
                              Name: James W. Purden
                              Title:Vice President Municipal
                                    Securities


                              NATIONWIDE LIFE INSURANCE COMPANY
                              SEPARATE ACCOUNT OH

                              By:__/S/ James W. Purden__
                              Name: James W. Purden
                              Title:Vice President Municipal
                                    Securities


                              SECURITY LIFE INSURANCE COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              GREAT WESTERN INSURANCE COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name:Joseph R. Betlej
                              Title:Vice President


                              NATIONAL TRAVELERS LIFE COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President

                              PIONEER MUTUAL LIFE INSURANCE
                              COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              GUARANTEE RESERVE LIFE INSURANCE
                              COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              THE CATHOLIC AID ASSOCIATION

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              MUTUAL TRUST LIFE INSURANCE COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              THE FEDERATED MUTUAL INSURANCE
                              COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              THE FEDERATED LIFE INSURANCE
                              COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              STATE MUTUAL INSURANCE COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President

                              COLORADO BANKERS LIFE INSURANCE
                              COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              THE RELIABLE LIFE INSURANCE COMPANY
                              & ASSOCIATES RETIREMENT PLAN

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              THE MINNESOTA MUTUAL LIFE INSURANCE
                              COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              THE RELIABLE LIFE INSURANCE COMPANY

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              TEXAS LIFE INSURANCE COMPANY

                              By:__/S/ Charles Scully__
                              Name: Charles Scully
                              Title:Investment Officer


                              MIMLIC FUNDING, INC.

                              By:__/S/ Joseph R. Betlej__
                              Name: Joseph R. Betlej
                              Title:Vice President


                              EMPLOYERS LIFE INSURANCE COMPANY OF
                              WAUSAU

                              By:__/S/ James W. Purden__
                              Name: James W. Purden
                              Title:Attorney-in-Fact

                              STAUNTON FARM CREDIT, ACA

                              By:__/S/ Richard E. Reeves__
                              Name: Richard E. Reeves
                              Title:President

                              EXHIBIT "A"

                          LIST OF PURCHASERS


NATIONWIDE LIFE INSURANCE COMPANY
Nationwide Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attn:  Corporate Fixed-Income Securities

NATIONWIDE LIFE INSURANCE COMPANY SEPARATE ACCOUNT OH
Nationwide Insurance Company - S/A OH
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attn:  Corporate Fixed-Income Securities

VAR & CO.
Security Life Insurance Company
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Administrator

ZIONS FIRST NATIONAL BANK FOR GREAT WESTERN INSURANCE COMPANY
Great Western Insurance Company
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Administrator

VAR & CO.
National Travelers Life Company
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Administrator

POLLY & CO.
Pioneer Mutual Life Insurance Company
c/o MMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Administrator

GANT & CO.
Guarantee Reserve Life Insurance Company
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Adminstrator

VAR & CO.
Catholic Aid Association
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Administrator

ELL & CO.
Mutual Trust Life Insurance Company
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Administrator

FEDERATED MUTUAL INSURANCE COMPANY
Federated Mutual Insurance Company
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Administrator

FEDERATED LIFE INSURANCE COMPANY
Federated Life Insurance Company
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Administrator

FIRST UNION & CO.
State Mutual Insurance Company
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Administrator

SALKELD & CO.
Colorado Bankers Life Insurance Company
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Administrator

THE RELIABLE LIFE INSURANCE COMPANY
The Reliable Life Insurance Company
c/o MIMLIC Asset Management Company
400 Robert Street North
St. Paul, MN  55101
Attn:  Client Administrator

THE RELIABLE LIFE INSURANCE COMPANY & ASSOCIATES RETIREMENT PLAN
Reliable Life Insurance Company & Associates Retirement Plan
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Client Administrator

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
The Minnesota Mutual Life Insurance Company
400 North Robert Street
St. Paul, MN  55101
Attn:  Investment Department

TEXAS LIFE INSURANCE COMPANY
Metropolitan Life Insurance Company
334 Madison Avenue
Convent Station, NJ  07961
Attn:  Private Placement Unit

and to:

Texas Life Insurance Company
900 Washington Avenue
Waco, TX  76701
Attn:  Virginia Crunk

VAR & CO.
MMLIC Funding, Inc.
c/o MMLIC Asset Management Company
400 North Robert Street
St. Paul, MN  55101

EMPLOYERS LIFE INSURANCE COMPANY OF WAUSAU
Employers Life Insurance Company of Wausau
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attn:  Corporate Fixed-Income Securities

STAUNTON FARM CREDIT, ACA
Staunton Farm Credit, ACA
306 East Market Street
Harrisonburg, Virginia  22801